Up to 15,000,000 Shares
                          Travco, Inc.

                     Subscription Agreement

To________________


Please issue shares of your common stock in the amounts and name(s) shown below. My signature acknowledges that I have read the Prospectus dated _______________, 2001, and am aware of the risk factors contained therein. I represent that I have relied solely upon the contents of the Prospectus in making an investment decision with regard to the shares offered thereby, and I have not relied on any other statements made by or with regard to the Company in connection with its anticipated operations or financial performance.

All proceeds will be held in a segregated non-interest bearing account until the minimum offering amount ($20,000) are received.
Thereafter, all funds will be immediately disbursed to the Company for the uses set forth in the Use of Proceeds section of the Prospectus.



(Signature) _________________________________   (Date) ______________



(Signature) _________________________________   (Date) ______________


Enclosed is payment for __________ shares at $0.02 per share;
Total: $___________

     Make checks payable to: Travco, Inc. Investment Account


Register the shares in the following name(s) and amount(s):
(Please Print)

Name(s): _________________________________________

Number of share(s): _______________

As (check one):

     [ ] Individual      [ ] Joint Tenancy      [ ] Husband & Wife as
                                                    community property

     [ ] Tenants in Common      [ ] Corporation      [ ] Trust

     [ ] Other: _______________________________

For the person(s) who will be registered shareowners:

Mailing Address:____________________________________

City, State, Zip:___________________________________

Telephone:__________________________________________

Enter the taxpayer identification number. For most individual taxpayers, it is their Social Security Number. Note: if the purchase is in more than one name, the number should be that of the first person listed. For IRAs , Keoghs, and qualified plans, enter both the Social Security Number and the Taxpayer Identification Number for the plan.

Social Security Number:______________________________________

Taxpayer ID Number (if applicable):__________________________


 Please attach any instructions for mailing the certificates or shareowner communications
    other than to the registered shareowner at this address.




No Subscription Is Effective Until Acceptance.

Subscription Accepted by Travco, Inc.


By:___________________________________________
      Lisa A. Schiano, President